UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 25, 2006

                                 BIOMET, INC.
            (Exact name of registrant as specified in its charter)

          Indiana                        0-12515                35-1418342
-------------------------------       -------------        --------------------
(State or other jurisdiction of        (Commission           (IRS Employer
       incorporation)                  File Number)         Identification No.)

         56 East Bell Drive
         Warsaw, Indiana                                          46582
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number, including area code: (574) 267-6639


                                Not Applicable
------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 27, 2006, Biomet, Inc. (the "Company") announced the appointment of Daniel P. Hann as interim President and Chief Executive Officer of the Company. He succeeds Dane A. Miller, Ph.D., who has decided to retire from day-to-day operations as President and Chief Executive Officer, but will remain on the Board and continue to serve as a consultant to the Company. Brad Tandy will succeed Mr. Hann as interim General Counsel and Secretary.

A copy of the Company's press release announcing the foregoing is filed as
Exhibit 99.1 hereto and is incorporated herein by reference.

Mr. Hann, 50, served as Senior Vice President, General Counsel and Secretary and has been an officer and director since joining the Company in 1989. He is a member of the NASDAQ Listing and Hearing Review Council of The NASDAQ

Stock Market, Inc. He received his B.S. from California State University, Fullerton, his M.S. from the University of Illinois, and his J.D. from Indiana University.

Mr. Hann does not have an employment agreement with the Company.


Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1   Press Release issued March 27, 2006

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BIOMET, INC.

Date: March 30, 2006                 By: /s/ Daniel P. Hann
                                         ------------------------------
                                         Name:  Daniel P. Hann
                                         Title: Interim President and
                                                Chief Executive Officer

Exhibit Index

Exhibit 99.1   Press Release issued March 27, 2006